Exhibit 99.1

For Immediate Release

October 23, 2024

John Marshall Bancorp, Inc. Reports Core Deposit and Loan Growth

Net Interest Margin Expands and Asset Quality Remains Pristine

Reston, VA – John Marshall Bancorp, Inc. (Nasdaq: JMSB) (the “Company”), parent company of John Marshall Bank (the “Bank”), reported net income of $4.2 million ($0.30 per diluted common share) for the quarter ended September 30, 2024, compared to net income of $3.9 million ($0.27 per diluted common share) for the quarter ended June 30, 2024 and a net loss of $10.1 million ($(0.72) per diluted common share) for the quarter ended September 30, 2023.  The loss for the quarter ended September 30, 2023 was primarily attributable to the previously disclosed restructuring of the securities portfolio and surrender of bank owned life insurance (the “Restructuring”).

Selected Highlights

●	Earnings Growth – The Company’s third quarter 2024 diluted earnings per share represents an 11.1% increase over the second quarter 2024. Pre-tax, pre-provision earnings (Non-GAAP) of $5.7 million for the quarter ended September 30, 2024 represent a 21.5% increase over the $4.7 million for the three months ended June 30, 2024.
●	Margin Expansion – For the three months ended September 30, 2024, the Company reported an 11 basis points increase in net interest margin when compared to the three months ended June 30, 2024 and 23 basis points increase in net interest margin when compared to the three months ended September 30, 2023. In light of the liability sensitivity of the Company’s balance sheet, management anticipates continued margin expansion should the Federal Reserve continue to decrease the federal funds target rate.
●	Core Deposit Growth – Since June 30, 2024, the Company grew core customer funding sources $40.0 million or 6.8% annualized. Non-interest bearing demand deposits constituted the majority with growth of $35.3 million or 32.1% annualized from June 30, 2024.
●	Improved Funding Mix – On a year-to-date basis, the Company has grown core customer funding sources $79.4 million or 6.7% annualized. For the nine months ended September 30, 2024, the Company has reduced wholesale funding by $57.9 million or 19.6% annualized.
●	Loan Pipeline Growth – The Company’s loan pipeline remained strong with $128.1 million in new commitments recorded during the three months ended September 30, 2024, a 44.9% improvement on the $88.4 million of new commitments recorded during the three months ended June 30, 2024. New commitments represent loans closed, but not necessarily fully funded as of the end of the respective reporting period.
●	Pristine Asset Quality & Robust Capitalization – For the twentieth consecutive quarter, the Company had no non-performing loans, no other real estate owned and no loans 30 days or more past due. There were no charge-offs during the quarter. The Company continues to adhere to strict underwriting standards and proactively manages the portfolio. Each of the Bank’s regulatory capital ratios remained well in excess of the well-capitalized thresholds as of September 30, 2024.
●	Growing Book Value per Share – Book value per share has increased from $15.61 as of September 30, 2023 to $17.07 as of September 30, 2024, for an increase of 9.4%. When factoring in the $0.25 cash dividend per share paid in July 2024, the book value per share return has been 11.0% over the last twelve months.

Chris Bergstrom, President and Chief Executive Officer, commented, “The third quarter of 2024 reflects continued improvements in margin and net interest income.  We expect to see opportunities to reprice loans at higher yields, reposition our funding base and lower funding costs.  With the Federal Reserve taking an initial step in September to begin to lower the target range for the federal funds rate, we believe our margin improvement could accelerate.  We have seen continued momentum with loan commitments and our capital, asset quality and liquidity positions are well-positioned to drive growth.”

Balance Sheet, Liquidity and Credit Quality

Total assets were $2.27 billion at September 30, 2024, $2.24 billion at December 31, 2023, and $2.30 billion at September 30, 2023.  Total assets have decreased $23.8 million or 1.0% since September 30, 2023 and increased $31.8 million or 1.4% since December 31, 2023.  As discussed below, the Company has decreased wholesale funds $18.2 million since September 30, 2023 and $57.9 million since December 31, 2023.  Had the Company not redeemed these wholesale funds, total assets would have decreased $5.6 million or 0.2% since September 30, 2023 and increased $89.7 million or 4.0% since December 31, 2023.

Total loans, net of unearned income, increased $22.5 million or 1.2% to $1.84 billion at September 30, 2024, compared to $1.82 billion at September 30, 2023.  The increase in loans was primarily attributable to growth in the investor real estate loan and residential mortgage portfolios, partially offset by a decrease in the commercial owner-occupied real estate and construction & development loan portfolio.

Total loans, net of unearned income, increased $15.4 million during the quarter ended September 30, 2024 from $1.83 billion at June 30, 2024. The Bank continued to gain momentum in its loan pipeline with $128.1 million in new loan commitments recorded during the quarter ended September 30, 2024 compared to $88.4 million in new loan commitments recorded during the quarter ended June 30, 2024.

The carrying value of the Company’s fixed income securities portfolio was $237.5 million at September 30, 2024, $265.5 million at December 31, 2023 and $265.4 million at September 30, 2023. The decrease in carrying value of the Company’s fixed income securities portfolio since September 30, 2023 was attributable to runoff of the portfolio.  As of September 30, 2024, 95.7% of our bond portfolio carried the implied guarantee of the United States government or one of its agencies.  At September 30, 2024, 61% of the fixed income portfolio was invested in amortizing bonds, which provides the Company with a source of steady cash flow. At September 30, 2024, the fixed income portfolio had an estimated weighted average life of 4.0 years. The available-for-sale portfolio comprised approximately 63% of the fixed income securities portfolio and had a weighted average life of 2.8 years at September 30, 2024. The held-to-maturity portfolio comprised approximately 37% of the fixed income securities portfolio and had a weighted average life of 6.0 years at September 30, 2024. The Company did not purchase or sell any fixed income securities during the three month period ended September 30, 2024.

The Company’s balance sheet remains highly liquid. The Company’s liquidity position, defined as the sum of cash, unencumbered securities and available secured borrowing capacity, totaled $775.5 million as of September 30, 2024 compared to $639.0 million as of December 31, 2023 and represented 34.1% and 28.5% of total assets, respectively. In addition to available secured borrowing capacity, the Bank had available federal funds lines of $110.0 million at September 30, 2024.

Total deposits were $1.94 billion at September 30, 2024, $1.91 billion at December 31, 2023 and $1.98 billion at September 30, 2023. During the quarter ended September 30, 2024, deposits increased $23.3 million or 1.2%  primarily due to a 32.1% annualized increase in non-interest bearing demand deposits of $35.3 million. The Bank continued to manage reductions in costlier brokered deposits with a $17.5 million or 23.3% annualized decrease during the quarter. Absent the decrease in brokered deposits during the quarter, total deposits would have increased $64.1 million or 3.4%.  As further detailed in the tables included in this release, core funding sources have increased $79.4 million and wholesale funding sources have decreased $57.9 million since December 31, 2023. As of September 30, 2024, the Company had $714.2 million deposits that were not insured or not collateralized compared to $634.1 million at December 31, 2023.

On September 3, 2024, the Company paid off its $77.0 million Bank Term Funding Program (“BTFP”) advance and concurrently secured three Federal Home Loan Bank (“FHLB”) advances totaling $56.0 million. The FHLB advances have a weighted average fixed interest rate of 4.01% compared to the BTFP advance fixed rate of 4.76%.  Total borrowings as of September 30, 2024 consisted of subordinated debt totaling $24.7 million and the FHLB advances totaling $56.0 million.

Shareholders’ equity increased $22.5 million or 10.2% to $243.1 million at September 30, 2024 compared to $220.5 million at September 30, 2023. Book value per share was $17.07 as of September 30, 2024 compared to $15.61 as of September 30, 2023, an increase of 9.4%. The year-over-year change in book value per share was primarily due to the Company’s earnings over the previous twelve months and a decrease in accumulated other comprehensive loss. This increase was partially offset by increased cash dividends paid and increased share count from shareholder option exercises and restricted share award issuances. The decrease in accumulated other comprehensive loss was primarily attributable to decreases in unrealized losses on our available-for-sale investment portfolio due to market value increases.

The Bank’s capital ratios at September 30, 2024 remained well above regulatory thresholds for well-capitalized banks. As of September 30, 2024, the Bank’s total risk-based capital ratio was 16.3%, compared to 15.7% at September 30, 2023 and 15.7% at December 31, 2023. As outlined below, the Bank would continue to remain well above regulatory thresholds for well-capitalized banks at September 30, 2024 in the hypothetical scenario where the entire bond portfolio was sold at fair market value and any losses realized (Non-GAAP). Refer to “Explanation of Non-GAAP Measures” and the “Reconciliation of Certain Non-GAAP Financial Measures” table for further details about financial measures used in this release that were determined by methods other than in accordance with GAAP.

Bank Regulatory Capital Ratios (As Reported)
	Well-Capitalized Threshold	September 30, 2024	December 31, 2023	September 30, 2023
Total risk-based capital ratio	10.0%	16.3%	15.7%	15.7%
Tier 1 risk-based capital ratio	8.0%	15.3%	14.7%	14.6%
Common equity tier 1 ratio	6.5%	15.3%	14.7%	14.6%
Leverage ratio	5.0%	11.9%	11.6%	11.3%

Adjusted Bank Regulatory Capital Ratios (Hypothetical Scenario of Selling All Bonds at Fair Market Value - Non-GAAP)
	Well-Capitalized Threshold	September 30, 2024	December 31, 2023	September 30, 2023
Adjusted total risk-based capital ratio	10.0%	15.6%	14.7%	14.1%
Adjusted tier 1 risk-based capital ratio	8.0%	14.5%	13.5%	12.9%
Adjusted common equity tier 1 ratio	6.5%	14.5%	13.5%	12.9%
Adjusted leverage ratio	5.0%	11.2%	10.6%	11.3%

The Company recorded no charge-offs during the nine months ended September 30, 2024. As of September 30, 2024, the Company had no loans greater than 30 days past due, no non-accrual loans, and no other real estate owned assets.

At September 30, 2024, the allowance for loan credit losses was $18.4 million or 1.00% of outstanding loans, net of unearned income, compared to $19.5 million or 1.05% of outstanding loans, net of unearned income, at December 31, 2023. The decrease in the allowance as a percentage of outstanding loans, net of unearned income, resulted from changes in the Company’s loss driver analysis and assumptions, changes in the composition of the loan portfolio, improved economic forecasts used in the quantitative portion of the model and considerations of qualitative factors combined with the continued strong credit performance of our loan portfolio segments.

At September 30, 2024, the allowance for credit losses on unfunded loan commitments was $1.0 million compared to $0.6 million at December 31, 2023. The increase in the allowance for credit losses on unfunded loan commitments was primarily the result of increases in unfunded loan commitments.

The Company did not have an allowance for credit losses on held-to-maturity securities as of September 30, 2024 or December 31, 2023.  As of September 30, 2024, 93.5% of our held-to-maturity portfolio carried the implied guarantee of the United States Government or one of its agencies.

The Company’s owner occupied and non-owner occupied CRE portfolios continue to be of sound credit quality. The following table provides a detailed breakout of the two aforementioned segments as of September 30, 2024, demonstrating their strong debt-service-coverage and loan-to-value ratios.

Commercial Real Estate
	Owner Occupied					Non-owner Occupied
Asset Class	Weighted Average Loan-to-Value(1)	Weighted Average Debt Service Coverage Ratio(2)		Number of Total Loans	Principal Balance(3) (Dollars in thousands)	Weighted Average Loan-to-Value(1)	Weighted Average Debt Service Coverage Ratio(2)		Number of Total Loans	Principal Balance(3) (Dollars in thousands)
Warehouse & Industrial	56.4%	3.0	x	54	$77,492	50.1%	2.5	x	46	$113,421
Office	58.9%	3.5	x	134	82,502	49.5%	1.9	x	57	114,462
Retail	60.5%	3.3	x	41	70,048	50.4%	1.9	x	141	417,652
Church	28.5%	2.7	x	18	32,249	- -	- -		- -	- -
Hotel/Motel	- -	- -		- -	- -	61.6%	1.9	x	8	49,301
Other(4)	47.0%	3.5	x	40	81,615	41.8%	3.0	x	9	31,935
Total				287	$343,906				261	$726,771

(1)	Loan-to-value is determined at origination date and is divided by principal balance as of September 30, 2024.
(2)	The debt service coverage ratio (“DSCR”) is calculated from the primary source of repayment for the loan. Owner occupied DSCR’s are derived from cash flows from the owner occupant’s business, property and their guarantors, while non-owner occupied DSCR’s are derived from the net operating income of the property.
(3)	Principal balance excludes deferred fees or costs.
(4)	Other asset class is primarily comprised of schools, daycares and country clubs.

Income Statement Review

Quarterly Results

The Company reported net income of $4.2 million for the third quarter of 2024, an increase of $14.3 million when compared to the net loss of $10.1 million for the third quarter of 2023.  The previously disclosed Restructuring, whereby the Company sold certain lower-yielding available-for-sale investment securities with a total par value of $161.2 million and agreed to surrender $21.4 million of bank owned life insurance (“BOLI”) contracts, resulted in a non-recurring, after-tax loss of $14.6 million that was recorded during the third quarter of 2023. Core net income (Non-GAAP) defined as reported net income excluding the non-recurring after-tax loss and taxes paid in conjunction with the Restructuring, was $4.5 million for the third quarter of 2023.

Net interest income for the third quarter of 2024 increased $1.2 million or 9.8% compared to the third quarter of 2023, driven primarily by the increase in yield on interest-earning assets, the increase in non-interest bearing deposit balances, and the decrease in interest-bearing deposit balances. The annualized net interest margin and tax-equivalent net interest margin (Non-GAAP) for the three months ended September 30, 2024 was 2.30%, as compared to 2.07% and 2.08%, respectively, for the same period in the prior year. The increase in net interest margin was primarily due to the increase in yields on the Company’s interest-earning assets outpacing the increase in cost of interest-bearing liabilities.

The yield on interest earning assets was 4.97% for the third quarter of 2024 compared to 4.54% for the same period in 2023. The increase in yield on interest earning assets was primarily due to higher yields on the Company’s loan portfolio as a result of repricing of assets subsequent to the third quarter of 2023. The cost of interest-bearing liabilities was 3.86% for the third quarter of 2024 compared to 3.41% for the same quarter in the prior year. The increase in the cost of interest-bearing liabilities was primarily due to the increase in the cost of interest-bearing deposits. During 2023, the Federal Reserve increased the federal funds rate 100 basis points, which generally resulted in an increase in rates offered on money market, NOW and savings deposit accounts and an increased cost when repricing time deposits since the third quarter of 2023. The Company continues to improve its funding mix. Average non-interest bearing demand deposits represented 22.6% of average funding for the three months ended September 30, 2024 versus 20.5% for the three months ended September 30, 2023. Average time deposits represented 36.2% of average funding for the three months ended September 30, 2024 versus 40.6% for the three months ended September 30, 2023.

The Company recorded a $400 thousand provision for credit losses for the third quarter of 2024 compared to a release of provision for credit losses of $829 thousand for the third quarter of 2023. The provision for credit losses during the third quarter of 2024 was primarily a result of increased unfunded loan commitments and changes in modeled probability of default and prepayment, curtailment and funding rates used in determining the allowance for credit losses.

Non-interest income was $617 thousand for the third quarter of 2024 compared to a loss of $16.8 million for the third quarter of 2023. Core non-interest income (Non-GAAP) defined as reported non-interest income excluding the $17.1 million loss stemming from the bond sale portion of the Restructuring was $299 thousand for the third quarter 2023.  The increase in non-interest income of $318 thousand was primarily attributable to an increase of $199 thousand due to favorable mark-to-market adjustments on investments related to the Company’s nonqualified deferred compensation plan (“NQDC”) and a $133 thousand increase in gains recorded on the sale of the guaranteed portion of SBA 7(a) loans due to increased sale activity.  These increases were partially offset by a decrease in BOLI income of $23 thousand due to the surrender of all BOLI policies in July 2023.

Non-interest expense increased $371 thousand or 4.8% during the third quarter of 2024 compared to the third quarter of 2023. The increase was primarily due to a non-recurring $322 thousand reversal of a litigation reserve during the third quarter of 2023. Excluding the effects of the $322 thousand reversal in 2023, non-interest expense increased $49 thousand or 0.6% during the third quarter of 2024 when compared to adjusted third quarter of 2023. The increase was primarily due to increases in professional fees and data processing expense, partially offset by lower salaries and employee benefit expense. The increase in professional fees was due to increased contract costs and services. The increase in data processing fees was primarily due to contractual increases and volume based activity. The decrease in salaries and employee benefits was due to lower incentive accruals and higher direct loan origination costs when compared to the same period of the prior year, partially offset by higher deferred compensation expense as result of mark-to-market fluctuations on the Company’s NQDC. The Company continues to analyze cost savings opportunities on existing leases and material contracts.

For the three months ended September 30, 2024, annualized non-interest expense to average assets was 1.39% compared to 1.30% for the three months ended September 30, 2023. The increase was primarily due to higher reported non-interest expense when comparing the two periods, as discussed above.

For the three months ended September 30, 2024, the annualized efficiency ratio was 58.3% compared to the annualized core efficiency ratio, which excludes the impact of the Restructuring (Non-GAAP), of 62.4% for the three months ended September 30, 2023. The decrease was primarily due to an increase in interest income.

Year-to-Date Results

The Company reported net income of $12.3 million for the nine months ended September 30, 2024, an increase of $11.7 million when compared to net income of $656 thousand for the nine-months ended September 30, 2023.  This increase was primarily attributable to the Restructuring, as previously discussed, that resulted in an after-tax loss of $14.6 million. Core net income (Non-GAAP) was $15.3 million for the nine months ended September 30, 2023.

Net interest income for the nine months ended September 30, 2024 decreased $1.5 million or 3.8% compared to the same period of 2023, driven primarily by the increase in costs of interest-bearing liabilities outpacing the increase in yield on interest-earning assets. The yield on interest earning assets was 4.88% for the nine months ended September 30, 2024 compared to 4.32% for the same period in 2023. The increase in yield on interest earning assets was primarily due to higher yields on the Company’s loans and deposits in banks as a result of increases in interest rates and repricing of assets subsequent to the third quarter of 2023. The cost of interest-bearing liabilities was 3.83% for the nine months ended September 30, 2024 compared to 2.89% for the nine months ended September 30, 2023. The increase in the cost of interest-bearing liabilities was primarily due to a 94 basis points increase in the cost of interest-bearing deposits as a result of the repricing of the Company’s time deposits coupled with an increase in rates offered on money market, NOW and savings deposit accounts since the third quarter of 2023. The annualized net interest margin and tax-equivalent net interest margin (Non-GAAP) for the nine-months ended September 30, 2024 were both 2.20%, as compared to 2.21% and 2.24%, respectively, for the same period in the prior year. The decrease in net interest margin was primarily due to the increase in cost of interest-bearing deposits, which was partially offset by an increase in yields on the Company’s interest-earning assets.

The Company recorded a $0.7 million release of provision for credit losses for the nine months ended September 30, 2024 compared to $2.5 million release of provision for credit losses for the nine months ended September 30, 2023. The release of provision for credit losses during the nine months ended September 30, 2024 was primarily a result of changes in the composition and volume of the loan portfolio, improved economic forecasts used in the quantitative portion of the model and considerations of qualitative factors combined with the continued strong credit performance of our loan portfolio segments.

Non-interest income was $2.0 million for the nine months ended September 30, 2024 compared to a loss of $15.6 million for the nine months ended September 30, 2023. As previously disclosed and discussed herein, the Company recorded a loss on the sale of certain available-for-sale bonds of $17.1 million during the third quarter 2023.  Core non-interest income (Non-GAAP) defined as reported non-interest income excluding the $17.1 million loss stemming from the bond sale portion of the Restructuring was $1.6 million for the nine months ended September 30, 2023.  The 28.3% increase in non-interest income of $440 thousand was primarily attributable to a $459 thousand increase in gains recorded on the sale of the guaranteed portion of SBA 7(a) loans due to increased sale activity.

Non-interest expense increased $602 thousand or 2.6% during the nine months ended September 30, 2024 compared to the same period in 2023. The increase was primarily due to the non-recurring $322 thousand reversal of a litigation reserve during the third quarter of 2023 and previously disclosed non-recurring expenses totaling $138 thousand incurred during the first quarter of 2024. The first quarter 2024 non-recurring expenses were incurred in connection with a strategic opportunity that was explored and ultimately did not materialize. Excluding the effects of the $322 thousand reversal in 2023 and non-recurring expenses totaling $138 thousand incurred during 2024, non-interest expense increased $142 thousand or 0.6% during the adjusted nine months ended September 30, 2024 when compared to adjusted nine months ended September 30, 2023. The increase was primarily due to increases in professional fees and data processing expense, partially offset by lower salaries and employee benefit expense. The increase in professional fees was due to increased contract costs and services. The increase in data processing fees was primarily due to contractual increases and volume based activity. The decrease in salaries and employee benefits was due to lower incentive accruals and higher direct loan origination costs when compared to the same period of the prior year, partially offset by higher deferred compensation expense as result of mark-to-market fluctuations on the Company’s NQDC.

For the nine months ended September 30, 2024, annualized non-interest expense to average assets was 1.41% compared to 1.33% for the nine months ended September 30, 2023. The increase was primarily due to higher reported non-interest expense when comparing the two periods.

For the nine months ended September 30, 2024, the annualized efficiency ratio was 61.2% compared to the annualized core efficiency ratio (Non-GAAP) of 58.1% for the nine months ended September 30, 2023. The decrease in  efficiency ratio was primarily due to a decrease in net interest income.

Explanation of Non-GAAP Financial Measures

This release contains financial information determined by methods other than in accordance with GAAP. Management believes that the supplemental Non-GAAP information provides a better comparison of period-to-period operating performance and the impact of non-recurring expenses and unrealized losses in the Company’s bond portfolio on the Bank’s regulatory capital ratios. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. Non-GAAP measures used in this release consist of the following:

●	Tax-equivalent net interest margin reflects adjustments for differences in tax treatment of interest income sources;
●	Adjusted Bank regulatory capital ratios in the hypothetical scenario where the entire bond portfolio was sold at fair market value and any losses realized;
●	Pre-tax, pre-provision earnings excludes income tax expense and the provision for (recovery of) credit losses; and
●	Core non-interest income, income before taxes, income tax expense, net income, earnings per share (basic and diluted), return on average assets (annualized), return on average equity (annualized), non-interest income as a percentage of average assets (annualized) and efficiency ratio excluding the impact of losses recognized in July 2023 on the sale of available-for-sale securities and taxes paid on the early surrender of BOLI policies.

These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to Non-GAAP performance measures which may be presented by other companies. Please refer to the Reconciliation of Certain Non-GAAP Financial Measures table and Average Balance Sheets, Interest and Rates tables for the respective periods for a reconciliation of these Non-GAAP measures to the most directly comparable GAAP measure.

About John Marshall Bancorp, Inc.

John Marshall Bancorp, Inc. is the bank holding company for John Marshall Bank. The Bank is headquartered in Reston, Virginia with eight full-service branches located in Alexandria, Arlington, Loudoun, Prince William, Reston, and Tysons, Virginia, as well as Rockville, Maryland, and Washington, D.C. The Bank is dedicated to providing exceptional value, personalized service and convenience to local businesses and professionals in the Washington, D.C. Metropolitan area. The Bank offers a comprehensive line of sophisticated banking products and services that rival those of the largest banks along with experienced staff to help achieve customers’ financial goals. Dedicated relationship managers serve as direct points-of-contact, providing subject matter expertise in a variety of niche industries including charter and private schools, government contractors, health services, nonprofits and associations, professional services, property management companies and title companies. Learn more at  www.johnmarshallbank.com.

Cautionary Note Regarding Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and the Bank include, but are not limited to, the following: the concentration of our business in the Washington, D.C. metropolitan area and the effect of changes in the economic, political and environmental conditions on this market; adequacy of our allowance for loan credit losses; allowance for unfunded commitments credit losses, and allowance for credit losses associated with our held-to-maturity and available-for-sale securities portfolios; deterioration of our asset quality; future performance of our loan portfolio with respect to recently originated loans; the level of prepayments on loans and mortgage-backed securities; liquidity, interest rate and operational risks associated with our business; changes in our financial condition or results of operations that reduce capital; our ability to maintain existing deposit relationships or attract new deposit relationships; changes in consumer spending, borrowing and savings habits; inflation and changes in interest rates that may reduce our margins or reduce the fair value of financial instruments; changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System; additional risks related to new lines of business, products, product enhancements or services; increased competition with other financial institutions and fintech companies; adverse changes in the securities markets; changes in the financial condition or future prospects of issuers of securities that we own; our ability to maintain an effective risk management framework; changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory structure and in regulatory fees and capital requirements; compliance with legislative or regulatory requirements; results of examination of us by our regulators, including the possibility that our regulators may require us to increase our allowance for credit losses or to write-down assets or take similar actions; potential claims, damages, and fines related to litigation or government actions; the effectiveness of our internal controls over financial reporting and our ability to remediate any future material weakness in our internal controls over financial reporting; geopolitical conditions, including acts or threats of terrorism and/or military conflicts, or actions taken by the U.S. or other governments in response to acts or threats of terrorism and/or military conflicts, negatively impacting business and economic conditions in the U.S. and abroad; the effects of weather-related or natural disasters, which may negatively affect our operations and/or our loan portfolio and increase our cost of conducting business; public health events (such as the COVID-19 pandemic) and governmental and societal responses thereto; technological risks and developments, and cyber threats, attacks, or events; the additional requirements of being a public company; changes in accounting policies and practices; our ability to successfully capitalize on growth opportunities; our ability to retain key employees; deteriorating economic conditions, either nationally or in our market area, including higher unemployment and lower real estate values; implications of our status as a smaller reporting company and as an emerging growth company; and other factors discussed in the Company’s reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

# # #

John Marshall Bancorp, Inc.

Financial Highlights (Unaudited)
(Dollar amounts in thousands, except per share data)

	At or For the Three Months Ended				At or For the Nine Months Ended
		September 30,				September 30,
	2024		2023		2024		2023
Selected Balance Sheet Data
Cash and cash equivalents		$177,227		$192,656		$177,227		$192,656
Total investment securities		247,840		272,881		247,840		272,881
Loans, net of unearned income		1,842,598		1,820,132		1,842,598		1,820,132
Allowance for loan credit losses		18,481		20,036		18,481		20,036
Total assets		2,274,363		2,298,202		2,274,363		2,298,202
Non-interest bearing demand deposits		472,422		437,880		472,422		437,880
Interest bearing deposits		1,463,728		1,543,743		1,463,728		1,543,743
Total deposits		1,936,150		1,981,623		1,936,150		1,981,623
Federal Home Loan Bank advances		56,000		- -		56,000		-
Federal Reserve Bank borrowings		- -		54,000		- -		54,000
Shareholders' equity		243,118		220,567		243,118		220,567

Summary Results of Operations
Interest income		$28,428		$26,263		$82,138		$74,171
Interest expense		15,272		14,284		45,158		35,715
Net interest income		13,156		11,979		36,980		38,456
Provision for (recovery of) credit losses		400		(829)		(667)		(2,471)
Net interest income after provision for (recovery of) credit losses		12,756		12,808		37,647		40,927
Non-interest income (loss)		617		(16,815)		1,990		(15,564)
Core non-interest income(1)		617		299		1,990		1,550
Non-interest expense		8,031		7,660		23,863		23,261
Income (loss) before income taxes		5,342		(11,667)		15,774		2,102
Core income before income taxes(1)		5,342		5,447		15,774		19,216
Net income (loss)		4,235		(10,137)		12,344		656
Core net income(1)		4,235		4,484		12,344		15,277

Per Share Data and Shares Outstanding
Earnings (loss) per share - basic		$0.30		$(0.72)		$0.87		$0.05
Core earnings per share - basic(1)		$0.30		$0.32		$0.87		$1.08
Earnings (loss) per share - diluted		$0.30		$(0.72)		$0.87		$0.05
Core earnings per share - diluted(1)		$0.30		$0.32		$0.87		$1.08
Book value per share		$17.07		$15.61		$17.07		$15.61
Weighted average common shares (basic)		14,187,691		14,080,026		14,164,060		14,126,522
Weighted average common shares (diluted)		14,214,586		14,080,026		14,198,332		14,199,179
Common shares outstanding at end of period		14,238,677		14,126,084		14,238,677		14,126,084

Performance Ratios
Return on average assets (annualized)		0.73%		(1.73)%		0.73%		0.04%
Core return on average assets (annualized)(1)		0.73%		0.76%		0.73%		0.87%
Return on average equity (annualized)		7.00%		(18.24)%		6.97%		0.40%
Core return on average equity (annualized)(1)		7.00%		8.07%		6.97%		9.25%
Net interest margin		2.30%		2.07%		2.20%		2.22%
Tax-equivalent net interest margin (Non-GAAP)		2.30%		2.08%		2.20%		2.25%
Non-interest income (loss) as a percentage of average assets (annualized)		0.11%		(2.86)%		0.12%		(0.89)%
Core non-interest income as a percentage of average assets (annualized)(1)		0.11%		0.05%		0.12%		0.09%
Non-interest expense to average assets (annualized)		1.39%		1.30%		1.41%		1.33%
Efficiency ratio		58.3%		(158.4)%		61.2%		101.6%
Core efficiency ratio(1)		58.3%		62.4%		61.2%		58.1%

Asset Quality
Non-performing assets to total assets		- -%		- -%		- -%		- -%
Non-performing loans to total loans		- -%		- -%		- -%		- -%
Allowance for loan credit losses to non-performing loans		N/M		N/M		N/M		N/M
Allowance for loan credit losses to total loans		1.00%		1.10%		1.00%		1.10%
Net charge-offs (recoveries) to average loans (annualized)		0.00%		0.00%		0.00%		0.00%

Loans 30-89 days past due and accruing interest	$	- -	$	- -	$	- -	$	- -
Non-accrual loans		- -		- -		- -		- -
Other real estate owned		- -		- -		- -		- -
Non-performing assets (2)		- -		- -		- -		- -

Capital Ratios (Bank Level)
Equity / assets		11.6%		10.6%		11.6%		10.6%
Total risk-based capital ratio		16.3%		15.7%		16.3%		15.7%
Tier 1 risk-based capital ratio		15.3%		14.6%		15.3%		14.6%
Common equity tier 1 ratio		15.3%		14.6%		15.3%		14.6%
Leverage ratio		11.9%		11.3%		11.9%		11.3%

Other Information
Number of full time equivalent employees		134		138		134		138
# Full service branch offices		8		8		8		8

(1)	Non-GAAP financial measure. Refer to “Reconciliation of Certain Non-GAAP Financial Measures” for further details.
(2)	Non-performing assets consist of non-accrual loans, loans 90 days or more past due and still accruing interest and other real estate owned.

John Marshall Bancorp, Inc.

Consolidated Balance Sheets
(Dollar amounts in thousands, except per share data)

				% Change
	September 30,	December 31,	September 30,	Last Nine	Year Over
	2024	2023	2023	Months	Year
Assets	(Unaudited)	*	(Unaudited)
Cash and due from banks	$8,164	$7,424	$7,642	10.0%	6.8%
Interest-bearing deposits in banks	169,063	91,581	185,014	84.6%	(8.6)%
Securities available-for-sale, at fair value	144,649	169,993	169,084	(14.9)%	(14.5)%
Securities held-to-maturity at amortized cost, fair value of $79,731, $79,532, and $75,733 at 9/30/2024, 12/31/2023, and 9/30/2023, respectively.	92,863	95,505	96,347	(2.8)%	(3.6)%
Restricted securities, at cost	7,630	5,012	5,007	52.2%	52.4%
Equity securities, at fair value	2,698	2,792	2,443	(3.4)%	10.4%
Loans, net of unearned income	1,842,598	1,859,967	1,820,132	(0.9)%	1.2%
Allowance for credit losses	(18,481)	(19,543)	(20,036)	(5.4)%	(7.8)%
Net loans	1,824,117	1,840,424	1,800,096	(0.9)%	1.3%
Bank premises and equipment, net	1,179	1,281	1,264	(8.0)%	(6.7)%
Accrued interest receivable	5,657	6,110	5,701	(7.4)%	(0.8)%
Right of use assets	3,824	4,176	4,136	(8.4)%	(7.5)%
Other assets	14,519	18,251	21,468	(20.4)%	(32.4)%
Total assets	$2,274,363	$2,242,549	$2,298,202	1.4%	(1.0)%

Liabilities and Shareholders' Equity

Liabilities
Deposits:
Non-interest bearing demand deposits	$472,422	$411,374	$437,880	14.8%	7.9%
Interest-bearing demand deposits	685,385	607,971	675,819	12.7%	1.4%
Savings deposits	43,779	52,061	57,408	(15.9)%	(23.7)%
Time deposits	734,564	835,194	810,516	(12.0)%	(9.4)%
Total deposits	1,936,150	1,906,600	1,981,623	1.5%	(2.3)%
Federal funds purchased	- -	10,000	- -	(100.0)%	N/M
Federal Home Loan Bank advances	56,000	- -	- -	N/M	N/M
Federal Reserve Bank borrowings	- -	54,000	54,000	(100.0)%	(100.0)%
Subordinated debt, net	24,770	24,708	24,687	0.3%	0.3%
Accrued interest payable	2,304	4,559	2,610	(49.5)%	(11.7)%
Lease liabilities	4,090	4,446	4,415	(8.0)%	(7.4)%
Other liabilities	7,931	8,322	10,300	(4.7)%	(23.0)%
Total liabilities	2,031,245	2,012,635	2,077,635	0.9%	(2.2)%

Shareholders' Equity
Preferred stock, par value $0.01 per share; authorized 1,000,000 shares; none issued	- -	- -	- -	N/M	N/M
Common stock, nonvoting, par value $0.01 per share; authorized 1,000,000 shares; none issued	- -	- -	- -	N/M	N/M
Common stock, voting, par value $0.01 per share; authorized 30,000,000 shares; issued and outstanding, 14,238,677 at 9/30/24 including 45,753 unvested shares, issued and outstanding, 14,148,533 at 12/31/2023 including 47,318 unvested shares, and 14,126,084 at 9/30/2023 including 45,871 unvested shares	142	141	141	0.7%	0.7%
Additional paid-in capital	97,017	95,636	95,510	1.4%	1.6%
Retained earnings	155,174	146,388	141,886	6.0%	9.4%
Accumulated other comprehensive loss	(9,215)	(12,251)	(16,970)	(24.8)%	(45.7)%
Total shareholders' equity	243,118	229,914	220,567	5.7%	10.2%
Total liabilities and shareholders' equity	$2,274,363	$2,242,549	$2,298,202	1.4%	(1.0)%

* Derived from audited consolidated financial statements.

John Marshall Bancorp, Inc.

Consolidated Statements of Income
(Dollar amounts in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30			September 30
	2024	2023	% Change	2024	2023	% Change
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
Interest and Dividend Income
Interest and fees on loans	$24,306	$21,925	10.9%	$71,289	$63,355	12.5%
Interest on investment securities, taxable	1,138	1,507	(24.5)%	3,602	5,895	(38.9)%
Interest on investment securities, tax-exempt	9	10	(10.0)%	27	45	(40.0)%
Dividends	97	75	29.3%	262	222	18.0%
Interest on deposits in other banks	2,878	2,746	4.8%	6,958	4,654	49.5%
Total interest and dividend income	28,428	26,263	8.2%	82,138	74,171	10.7%

Interest Expense
Deposits	14,102	13,273	6.2%	41,484	33,590	23.5%
Federal funds purchased	- -	- -	N/M	2	10	N/M
Federal Home Loan Bank advances	174	- -	N/M	174	67	N/M
Federal Reserve Bank borrowings	647	662	(2.3)%	2,451	1,001	144.9%
Subordinated debt	349	349	--%	1,047	1,047	--%
Total interest expense	15,272	14,284	6.9%	45,158	35,715	26.4%

Net interest income	13,156	11,979	9.8%	36,980	38,456	(3.8)%

Provision for (recovery of) Credit Losses	400	(829)	(148.3)%	(667)	(2,471)	(73.0)%

Net interest income after provision for (recovery of) credit losses	12,756	12,808	(0.4)%	37,647	40,927	(8.0)%

Non-interest Income
Service charges on deposit accounts	84	85	(1.2)%	260	239	8.8%
Bank owned life insurance	- -	23	N/M	- -	224	N/M
Other service charges and fees	160	160	- -%	474	677	(30.0)%
Losses on sale of available-for-sale securities	- -	(17,114)	N/M	- -	(17,316)	N/M
Insurance commissions	64	54	18.5%	357	310	15.2%
Gain on sale of government guaranteed loans	160	27	N/M	509	50	N/M
Non-qualified deferred compensation plan asset gains (loss), net	139	(60)	N/M	298	112	166.1%
Other income	10	10	- -%	92	140	(34.3)%
Total non-interest income (loss)	617	(16,815)	(103.7)%	1,990	(15,564)	(112.8)

Non-interest Expenses
Salaries and employee benefits	4,897	5,052	(3.1)%	14,583	14,929	(2.3)%
Occupancy expense of premises	444	445	--%	1,343	1,363	(1.5)%
Furniture and equipment expenses	304	282	7.8%	902	882	2.3%
Other expenses	2,386	1,881	26.8%	7,035	6,087	15.6%
Total non-interest expenses	8,031	7,660	4.8%	23,863	23,261	2.6%

Income (Loss) before income taxes	5,342	(11,667)	(145.8)%	15,774	2,102	650.4%

Income Tax Expense (Benefit)	1,107	(1,530)	(172.4)%	3,430	1,446	137.2%

Net income (Loss)	$4,235	$(10,137)	(141.8)%	$12,344	$656	1,781.7%

Earnings Per Share
Basic	$0.30	$(0.72)	N/M	$0.87	$0.05	N/M
Diluted	$0.30	$(0.72)	N/M	$0.87	$0.05	N/M

John Marshall Bancorp, Inc.

Historical Trends - Quarterly Financial Data (Unaudited)
(Dollar amounts in thousands, except per share data)

	2024					2023
	September 30		June 30		March 31	December 31		September 30		June 30	March 31
Profitability for the Quarter:
Interest income		$28,428	$26,791		$26,919		$26,598		$26,263	$24,455		$23,453
Interest expense		15,272	14,710		15,175		14,571		14,284	12,446		8,984
Net interest income		13,156	12,081		11,744		12,027		11,979	12,009		14,469
Provision for (recovery of) credit losses		400	(292)		(776)		(781)		(829)	(868)		(774)
Non-interest income (loss)		617	555		818		624		(16,815)	685		566
Non-interest expenses		8,031	7,909		7,924		7,554		7,660	7,831		7,770
Income (loss) before income taxes		5,342	5,019		5,414		5,878		(11,667)	5,731		8,039
Income tax expense (benefit)		1,107	1,114		1,210		1,376		(1,530)	1,241		1,735
Net income (loss)		$4,235	$3,905		$4,204		$4,502		$(10,137)	$4,490		$6,304

Financial Performance:
Return on average assets (annualized)		0.73%	0.70%		0.75%		0.78%		(1.73)%	0.77%		1.10%
Return on average equity (annualized)		7.00%	6.68%		7.23%		7.91%		(18.24)%	8.13%		11.83%
Net interest margin		2.30%	2.19%		2.10%		2.11%		2.07%	2.09%		2.56%
Tax-equivalent net interest margin (Non-GAAP)		2.30%	2.19%		2.11%		2.12%		2.08%	2.10%		2.57%
Non-interest income (loss) as a percentage of average assets (annualized)		0.11%	0.10%		0.15%		0.11%		(2.86)%	0.12%		0.10%
Non-interest expense to average assets (annualized)		1.39%	1.42%		1.41%		1.31%		1.30%	1.34%		1.35%
Efficiency ratio		58.3%	62.6%		63.1%		59.7%		(158.4)%	61.7%		51.7%

Per Share Data:
Earnings (loss) per share - basic		$0.30	$0.27		$0.30		$0.32		$(0.72)	$0.32		$0.45
Earnings (loss) per share - diluted		$0.30	$0.27		$0.30		$0.32		$(0.72)	$0.32		$0.44
Book value per share		$17.07	$16.54		$16.51		$16.25		$15.61	$15.50		$15.63
Dividends declared per share	$	- -	$0.25	$	- -	$	- -	$	- -	$0.22	$	- -
Weighted average common shares (basic)		14,187,691	14,173,245		14,130,986		14,082,762		14,080,026	14,077,658		14,067,047
Weighted average common shares (diluted)		14,214,586	14,200,171		14,181,254		14,145,607		14,080,026	14,143,253		14,156,724
Common shares outstanding at end of period		14,238,677	14,229,853		14,209,606		14,148,533		14,126,084	14,126,138		14,125,208

Non-interest Income:
Service charges on deposit accounts		$84	$88		$88		$91		$85	$82		$72
Bank owned life insurance		- -	- -		- -		- -		23	101		100
Other service charges and fees		160	165		149		161		160	314		203
Losses on sale of available-for-sale securities		- -	- -		- -		- -		(17,114)	- -		(202)
Insurance commissions		64	40		252		76		54	50		206
Gain on sale of government guaranteed loans		160	216		133		81		27	23		- -
Non-qualified deferred compensation plan asset gains (losses), net		139	35		124		205		(60)	83		89
Other income		10	11		72		10		10	32		98
Total non-interest income (loss)		$617	$555		$818		$624		$(16,815)	$685		$566

Non-interest Expenses:
Salaries and employee benefits		$4,897	$4,875		$4,810		$4,507		$5,052	$4,965		$4,912
Occupancy expense of premises		444	448		451		448		445	448		470
Furniture and equipment expenses		304	301		297		296		282	304		296
Other expenses		2,386	2,285		2,366		2,303		1,881	2,114		2,092
Total non-interest expenses		$8,031	$7,909		$7,924		$7,554		$7,660	$7,831		$7,770

Balance Sheets at Quarter End:
Total loans, net of unearned income		$1,842,598	$1,827,187		$1,825,931		$1,859,967		$1,820,132	$1,769,801		$1,771,272
Allowance for loan credit losses		(18,481)	(18,433)		(18,671)		(19,543)		(20,036)	(20,629)		(21,619)
Investment securities		247,840	249,582		261,341		273,302		272,881	429,954		445,785
Interest-earning assets		2,259,501	2,249,350		2,234,592		2,224,850		2,278,027	2,315,368		2,312,404
Total assets		2,274,363	2,269,757		2,251,837		2,242,549		2,298,202	2,364,250		2,351,307
Total deposits		1,936,150	1,912,840		1,900,990		1,906,600		1,981,623	2,046,309		2,088,642
Total interest-bearing liabilities		1,544,498	1,577,420		1,598,050		1,583,934		1,622,430	1,691,044		1,665,837
Total shareholders' equity		243,118	235,346		234,550		229,914		220,567	218,970		220,823

Quarterly Average Balance Sheets:
Total loans, net of unearned income		$1,818,472	$1,810,722		$1,835,966		$1,837,855		$1,790,720	$1,767,831		$1,772,922
Investment securities		249,354	255,940		270,760		273,264		310,407	441,778		463,254
Interest-earning assets		2,277,427	2,222,658		2,247,620		2,260,356		2,301,642	2,305,050		2,295,677
Total assets		2,292,385	2,239,261		2,264,544		2,280,060		2,331,403	2,344,712		2,334,695
Total deposits		1,939,601	1,883,010		1,914,173		1,956,039		2,012,934	2,051,702		2,066,139
Total interest-bearing liabilities		1,573,631	1,551,953		1,600,197		1,587,179		1,660,980	1,667,597		1,621,131
Total shareholders' equity		240,609	235,136		233,952		225,718		220,473	221,608		220,282

Financial Measures:
Average equity to average assets		10.5%	10.5%		10.3%		9.9%		9.5%	9.5%		9.4%
Investment securities to earning assets		11.0%	11.1%		11.7%		12.3%		12.0%	18.6%		19.3%
Loans to earning assets		81.5%	81.2%		81.7%		83.6%		79.9%	76.4%		76.6%
Loans to assets		81.0%	80.5%		81.1%		82.9%		79.2%	74.9%		75.3%
Loans to deposits		95.2%	95.5%		96.1%		97.6%		91.9%	86.5%		84.8%

Capital Ratios (Bank Level):
Equity / assets		11.6%	11.4%		11.3%		11.1%		10.6%	10.2%		10.3%
Total risk-based capital ratio		16.3%	16.4%		16.1%		15.7%		15.7%	16.1%		16.1%
Tier 1 risk-based capital ratio		15.3%	15.4%		15.1%		14.7%		14.6%	15.0%		14.9%
Common equity tier 1 ratio		15.3%	15.4%		15.1%		14.7%		14.6%	15.0%		14.9%
Leverage ratio		11.9%	12.2%		11.8%		11.6%		11.3%	11.6%		11.5%

John Marshall Bancorp, Inc.

Loan, Deposit and Borrowing Detail (Unaudited)
(Dollar amounts in thousands)

	2024									2023
	September 30			June 30			March 31			December 31		September 30		June 30		March 31
Loans		$ Amount	% of Total		$ Amount	% of Total		$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total
Commercial business loans		$39,741	2.2%		$41,806	2.3%		$42,779	2.3%	$45,073	2.4%	$37,793	2.1%	$40,156	2.3%	$41,204	2.3%
Commercial PPP loans		126	0.0%		127	0.0%		129	0.0%	131	0.0%	132	0.0%	133	0.0%	135	0.0%
Commercial owner-occupied real estate loans		343,906	18.7%		349,644	19.2%		356,335	19.6%	360,102	19.4%	363,017	20.0%	360,859	20.4%	363,495	20.6%
Total business loans		383,773	20.9%		391,577	21.5%		399,243	21.9%	405,306	21.8%	400,942	22.1%	401,148	22.7%	404,834	22.9%

Investor real estate loans		726,771	39.5%		722,419	39.6%		692,418	38.0%	689,556	37.1%	683,686	37.6%	654,623	37.0%	660,740	37.4%
Construction & development loans		161,466	8.8%		138,744	7.6%		151,476	8.3%	180,922	9.8%	179,570	9.9%	179,656	10.2%	179,606	10.2%
Multi-family loans		91,426	5.0%		91,925	5.1%		94,719	5.2%	96,458	5.2%	86,366	4.8%	86,061	4.9%	88,670	5.0%
Total commercial real estate loans		979,663	53.3%		953,088	52.3%		938,613	51.5%	966,936	52.1%	949,622	52.3%	920,340	52.1%	929,016	52.6%

Residential mortgage loans		473,787	25.8%		476,764	26.2%		482,254	26.5%	482,182	26.1%	464,509	25.7%	443,305	25.2%	433,076	24.5%
Consumer loans		877	0.0%		876	0.0%		772	0.0%	560	0.0%	467	0.0%	646	0.0%	324	0.0%
Total loans		$1,838,100	100.0%		$1,822,305	100.0%		$1,820,882	100.0%	$1,854,984	100.0%	$1,815,540	100.0%	$1,765,439	100.0%	$1,767,250	100.0%
Less: Allowance for loan credit losses		(18,481)			(18,433)			(18,671)		(19,543)		(20,036)		(20,629)		(21,619)
Net deferred loan costs (fees)		4,498			4,882			5,049		4,983		4,592		4,362		4,022
Net loans		$1,824,117			$1,808,754			$1,807,260		$1,840,424		$1,800,096		$1,749,172		$1,749,653

	2024									2023
	September 30			June 30			March 31			December 31		September 30		June 30		March 31
Deposits	$ Amount		% of Total	$ Amount		% of Total	$ Amount		% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total
Non-interest bearing demand deposits		$472,422	24.4%		$437,169	22.8%		$404,669	21.3%	$411,374	21.6%	$437,880	22.1%	$433,931	21.2%	$447,450	21.4%
Interest-bearing demand deposits:
NOW accounts(1)		324,660	16.8%		321,702	16.8%		318,445	16.8%	297,321	15.6%	345,522	17.4%	311,225	15.2%	284,872	13.7%
Money market accounts(1)		360,725	18.6%		346,249	18.1%		326,135	17.1%	310,650	16.3%	330,297	16.6%	341,413	16.7%	392,962	18.8%
Savings accounts		43,779	2.3%		45,884	2.4%		50,664	2.7%	52,061	2.8%	57,408	3.0%	68,013	3.4%	81,150	3.9%
Certificates of deposit
$250,000 or more		334,591	17.3%		339,908	17.8%		355,766	18.7%	357,768	18.7%	364,805	18.4%	376,899	18.4%	338,824	16.2%
Less than $250,000		86,932	4.5%		91,258	4.8%		99,694	5.2%	101,567	5.3%	103,600	5.2%	105,956	5.2%	94,429	4.5%
QwickRate® certificates of deposit		4,119	0.2%		4,119	0.2%		5,117	0.3%	9,686	0.5%	11,526	0.6%	12,772	0.6%	16,952	0.8%
IntraFi® certificates of deposit		32,801	1.7%		32,922	1.7%		34,443	1.8%	45,748	2.4%	41,659	2.1%	49,729	2.4%	53,178	2.5%
Brokered deposits		276,121	14.3%		293,629	15.4%		306,057	16.1%	320,425	16.8%	288,926	14.6%	346,371	16.9%	378,825	18.2%
Total deposits		$1,936,150	100.0%		$1,912,840	100.0%		$1,900,990	100.0%	$1,906,600	100.0%	$1,981,623	100.0%	$2,046,309	100.0%	$2,088,642	100.0%

Borrowings
Federal funds purchased	$	- -	0.0%	$	- -	0.0%	$	- -	0.0%	$10,000	11.3%	$ - -	0.0%	$ - -	0.0%	$ - -	0.0%
Federal Home Loan Bank advances		56,000	69.3%		- -	0.0%		- -	0.0%	- -	0.0%	- -	0.0%	- -	0.0%	- -	0.0%
Federal Reserve Bank borrowings		- -	0.0%		77,000	75.7%		77,000	75.7%	54,000	60.9%	54,000	68.6%	54,000	68.6%	- -	0.0%
Subordinated debt, net		24,770	30.7%		24,749	24.3%		24,729	24.3%	24,708	27.8%	24,687	31.4%	24,666	31.4%	24,645	100.0%
Total borrowings		$80,770	100.0%		$101,749	100.0%		$101,729	100.0%	$88,708	100.0%	$78,687	100.0%	$78,666	100.0%	$24,645	100.0%

Total deposits and borrowings		$2,016,920			$2,014,589			$2,002,719		$1,995,308		$2,060,310		$2,124,975		$2,113,287

Core customer funding sources (2)		$1,655,910	83.1%		$1,615,092	81.2%		$1,589,816	80.4%	$1,576,489	80.0%	$1,681,171	82.6%	$1,687,166	80.3%	$1,692,865	81.1%
Wholesale funding sources (3)		336,240	16.9%		374,748	18.8%		388,174	19.6%	394,111	20.0%	354,452	17.4%	413,143	19.7%	395,777	18.9%
Total funding sources		$1,992,150	100.0%		$1,989,840	100.0%		$1,977,990	100.0%	$1,970,600	100.0%	$2,035,623	100.0%	$2,100,309	100.0%	$2,088,642	100.0%

(1)	Includes IntraFi® accounts.
(2)	Includes reciprocal IntraFi Demand®, IntraFi Money Market® and IntraFi CD® deposits, which are maintained by customers.
(3)	Consists of QwickRate® certificates of deposit, brokered deposits, federal funds purchased, Federal Home Loan Bank advances and Federal Reserve Bank borrowings.

John Marshall Bancorp, Inc.

Average Balance Sheets, Interest and Rates (unaudited)
(Dollar amounts in thousands)

	Nine Months Ended September 30, 2024			Nine Months Ended September 30, 2023
		Interest Income /	Average		Interest Income /	Average
(Dollars in thousands)	Average Balance	Expense	Rate	Average Balance	Expense	Rate
Assets:
Securities:
Taxable	$257,272	$3,864	2.01%	$401,623	$6,117	2.04%
Tax-exempt(1)	1,379	34	3.29%	2,678	56	2.80%
Total securities	$258,651	$3,898	2.01%	$404,301	$6,173	2.04%
Loans, net of unearned income(2):
Taxable	1,802,807	70,858	5.25%	1,748,904	62,664	4.79%
Tax-exempt(1)	18,901	546	3.86%	28,319	875	4.13%
Total loans, net of unearned income	$1,821,708	$71,404	5.24%	$1,777,223	$63,539	4.78%
Interest-bearing deposits in other banks	$168,979	$6,958	5.50%	$119,002	$4,654	5.23%
Total interest-earning assets	$2,249,338	$82,260	4.88%	$2,300,526	$74,366	4.32%
Total non-interest earning assets	16,133			36,572
Total assets	$2,265,471			$2,337,098
Liabilities & Shareholders’ Equity:
Interest-bearing deposits
NOW accounts	$312,255	$6,533	2.79%	$291,217	$4,484	2.06%
Money market accounts	340,362	8,190	3.21%	374,053	7,560	2.70%
Savings accounts	50,060	529	1.41%	75,273	673	1.20%
Time deposits	773,537	26,232	4.53%	855,076	20,873	3.26%
Total interest-bearing deposits	$1,476,214	$41,484	3.75%	$1,595,619	$33,590	2.81%
Federal funds purchased	37	2	7.22%	294	10	4.55%
Subordinated debt	24,737	1,047	5.65%	24,653	1,047	5.68%
Federal Reserve Bank borrowings	68,543	2,451	4.78%	27,494	1,001	4.86%
Federal Home Loan Bank advances	5,723	174	4.06%	1,989	67	4.50%
Total interest-bearing liabilities	$1,575,254	$45,158	3.83%	$1,650,049	$35,715	2.89%
Demand deposits	436,147			447,778
Other liabilities	17,489			18,483
Total liabilities	$2,028,890			$2,116,310
Shareholders’ equity	$236,581			$220,788
Total liabilities and shareholders’ equity	$2,265,471			$2,337,098

Tax-equivalent net interest income and spread (Non-GAAP)(1)		$37,102	1.06%		$38,651	1.43%
Less: tax-equivalent adjustment		122			195
Net interest income and spread (GAAP)		$36,980	1.05%		$38,456	1.40%

Interest income/earning assets			4.88%			4.29%
Interest expense/earning assets			2.68%			2.08%
Net interest margin			2.20%			2.21%

Tax-equivalent interest income/earning assets (Non-GAAP)(1)			4.88%			4.32%
Interest expense/earning assets			2.68%			2.08%
Tax-equivalent net interest margin (Non-GAAP)(3)			2.20%			2.24%

(1)	Tax-equivalent income and related measures have been adjusted using the federal statutory tax rate of 21%. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $122 thousand and $195 thousand for the nine months ended September 30, 2024 and September 30, 2023, respectively.
(2)	The Company did not have any loans on non-accrual as of September 30, 2024 and September 30, 2023.
(3)	Tax-equivalent net interest margin adjusts for differences in tax treatment of interest income sources. The entire tax-equivalent adjustment is attributable to interest income on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the tax-equivalent components.

John Marshall Bancorp, Inc.

Average Balance Sheets, Interest and Rates (unaudited)
(Dollar amounts in thousands)

	Three Months Ended September 30, 2024			Three Months Ended September 30, 2023
		Interest Income /	Average		Interest Income /	Average
(Dollars in thousands)	Average Balance	Expense	Rate	Average Balance	Expense	Rate
Assets:
Securities:
Taxable	$247,975	$1,235	1.98%	$308,723	$1,582	2.03%
Tax-exempt(1)	1,379	11	3.17%	1,684	13	3.06%
Total securities	$249,354	$1,246	1.99%	$310,407	$1,595	2.04%
Loans, net of unearned income(2):
Taxable	1,801,422	24,173	5.34%	1,762,653	21,695	4.88%
Tax-exempt(1)	17,050	168	3.92%	28,067	292	4.13%
Total loans, net of unearned income	$1,818,472	$24,341	5.33%	$1,790,720	$21,987	4.87%
Interest-bearing deposits in other banks	$209,601	$2,878	5.46%	$200,515	$2,746	5.43%
Total interest-earning assets	$2,277,427	$28,465	4.97%	$2,301,642	$26,328	4.54%
Total non-interest earning assets	14,958			29,761
Total assets	$2,292,385			$2,331,403
Liabilities & Shareholders’ Equity:
Interest-bearing deposits
NOW accounts	$319,463	2,321	2.89%	$327,309	$2,239	2.71%
Money market accounts	374,141	3,068	3.26%	341,672	2,609	3.03%
Savings accounts	45,980	168	1.45%	63,956	198	1.23%
Time deposits	738,680	8,545	4.60%	849,270	8,227	3.84%
Total interest-bearing deposits	$1,478,264	$14,102	3.80%	$1,582,207	$13,273	3.33%
Federal funds purchased	—	—	N/M	99	—	NM
Subordinated debt	24,758	349	5.61%	24,674	349	5.61%
Federal Reserve Bank borrowings	53,565	647	4.81%	54,000	662	4.86%
Federal Home Loan Bank advances	17,044	174	4.06%	—	—	NM
Total interest-bearing liabilities	$1,573,631	$15,272	3.86%	$1,660,980	$14,284	3.41%
Demand deposits	461,337			430,727
Other liabilities	16,808			19,223
Total liabilities	$2,051,776			$2,110,930
Shareholders’ equity	$240,609			$220,473
Total liabilities and shareholders’ equity	$2,292,385			$2,331,403

Tax-equivalent net interest income and spread (Non-GAAP)(1)		$13,193	1.11%		$12,044	1.13%
Less: tax-equivalent adjustment		37			65
Net interest income and spread (GAAP)		$13,156	1.11%		$11,979	1.12%

Interest income/earning assets			4.97%			4.53%
Interest expense/earning assets			2.67%			2.46%
Net interest margin			2.30%			2.07%

Tax-equivalent interest income/earning assets (Non-GAAP)(1)			4.97%			4.54%
Interest expense/earning assets			2.67%			2.46%
Tax-equivalent net interest margin (Non-GAAP)(3)			2.30%			2.08%

(1)	Tax-equivalent income and related measures have been adjusted using the federal statutory tax rate of 21%. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $37 thousand and $65 thousand for the three months ended September 30, 2024 and September 30, 2023, respectively.
(2)	The Company did not have any loans on non-accrual as of September 30, 2024 and September 30, 2023.
(3)	Tax-equivalent net interest margin adjusts for differences in tax treatment of interest income sources. The entire tax-equivalent adjustment is attributable to interest income on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the tax-equivalent components.

John Marshall Bancorp, Inc.

Reconciliation of Certain Non-GAAP Financial Measures (unaudited)
(Dollar amounts in thousands)
	As of
	September 30, 2024	December 31, 2023	September 30, 2023
Regulatory Ratios (Bank)
Total risk-based capital (GAAP)	$291,881	$282,082	$280,891
Less: Unrealized losses on available-for-sale securities, net of tax benefit (1)	9,304	12,401	17,143
Less: Unrealized losses on held-to-maturity securities, net of tax benefit (1)	10,285	12,469	16,285
Adjusted total risk-based capital, excluding unrealized losses on available-for-sale and held-to-maturity securities, net of tax benefit (Non-GAAP)	$272,292	$257,212	$247,463

Tier 1 capital (GAAP)	$273,529	$263,637	$261,666
Less: Unrealized losses on available-for-sale securities, net of tax benefit (1)	9,304	12,401	17,143
Less: Unrealized losses on held-to-maturity securities, net of tax benefit (1)	10,285	12,469	16,285
Adjusted tier 1 capital, excluding unrealized losses on available-for-sale and held-to-maturity securities, net of tax benefit (Non-GAAP)	$253,940	$238,767	$228,238

Risk weighted assets (GAAP)	$1,787,663	$1,794,769	$1,794,603
Less: Risk weighted available-for-sale securities	21,440	24,184	25,094
Less: Risk weighted held-to-maturity securities	16,618	17,079	17,229
Adjusted risk weighted assets, excluding available-for-sale and held-to-maturity securities (Non-GAAP)	$1,749,605	$1,753,506	$1,752,280

Total average assets for leverage ratio (GAAP)	$2,290,205	$2,274,911	$2,326,722
Less: Unrealized losses on available-for-sale securities, net of tax benefit (1)	9,304	12,401	206,116
Less: Unrealized losses on held-to-maturity securities, net of tax benefit (1)	10,285	12,469	96,988
Adjusted total average assets for leverage ratio, excluding available-for-sale and held-to-maturity securities (Non-GAAP)	$2,270,616	$2,250,041	$2,023,618

Total risk-based capital ratio (2)
Total risk-based capital ratio (GAAP)	16.3%	15.7%	15.7%
Adjusted total risk-based capital ratio (Non-GAAP) (3)	15.6%	14.7%	14.1%

Tier 1 capital ratio (4)
Tier 1 risk-based capital ratio (GAAP)	15.3%	14.7%	14.6%
Adjusted tier 1 risk-based capital ratio (Non-GAAP) (5)	14.5%	13.5%	12.9%

Common equity tier 1 ratio (6)
Common equity tier 1 ratio (GAAP)	15.3%	14.7%	14.6%
Adjusted common equity tier 1 ratio (Non-GAAP) (7)	14.5%	13.5%	12.9%

Leverage ratio (8)
Leverage ratio (GAAP)	11.9%	11.6%	11.3%
Adjusted leverage ratio (Non-GAAP) (9)	11.2%	10.6%	11.3%

(1)	Includes tax benefit calculated using the federal statutory tax rate of 21%.
(2)	The total risk-based capital ratio is calculated by dividing total risk-based capital by risk weighted assets.
(3)	The adjusted total risk-based capital ratio is calculated by dividing adjusted total risk-based capital by adjusted risk weighted assets.
(4)	The tier 1 capital ratio is calculated by dividing tier 1 capital by risk weighted assets.
(5)	The adjusted tier 1 capital ratio is calculated by dividing adjusted tier 1 capital by adjusted risk weighted assets.
(6)	The common equity tier 1 ratio is calculated by dividing tier 1 capital by risk weighted assets.
(7)	The adjusted common equity tier 1 ratio is calculated by dividing adjusted tier 1 capital by adjusted risk weighted assets.
(8)	The leverage ratio is calculated by dividing tier 1 capital by total average assets for leverage ratio.
(9)	The adjusted leverage ratio is calculated by dividing adjusted tier 1 capital by adjusted total average assets for leverage ratio.

John Marshall Bancorp, Inc.

Reconciliation of Certain Non-GAAP Financial Measures (unaudited)
(Dollar amounts in thousands, except per share data)

	For the Three Months Ended	For the Nine Months Ended
	September 30, 2023	September 30, 2023
Non-interest income (loss) (GAAP)	$(16,815)	$(15,564)
Adjustment: Pre-tax loss recognized on sale of available-for-sale securities	17,114	17,114
Core non-interest income (Non-GAAP)	$299	$1,550

Income (loss) before taxes (GAAP)	$(11,667)	$2,102
Adjustment: Pre-tax loss recognized on sale of available-for-sale securities	17,114	17,114
Core income before taxes (Non-GAAP)	$5,447	$19,216

Income tax expense (benefit) (GAAP)	$(1,530)	$1,446
Adjustment: Tax and 10% modified endowment contract penalty on early surrender of BOLI policies	(1,101)	(1,101)
Adjustment: Tax benefit of loss recognized on sale of available-for-sale securities	3,594	3,594
Core income tax expense (Non-GAAP)(1)	$963	$3,939

Net income (loss) (GAAP)	$(10,137)	$656
Core net income (Non-GAAP)(2)	$4,484	$15,277

Earnings (loss) per share - basic (GAAP)	$(0.72)	$0.05
Core earnings per share - basic (Non-GAAP)(3)	$0.32	$1.08

Earnings (loss) per share - diluted (GAAP)	$(0.72)	$0.05
Core earnings per share - diluted (Non-GAAP)(3)	$0.32	$1.08

Return on average assets (annualized) (GAAP)	(1.73)%	0.04
Core return on average assets (annualized) (Non-GAAP)(4)	0.76%	0.87

Return on average equity (annualized) (GAAP)	(18.24)%	0.40
Core return on average equity (annualized) (Non-GAAP)(5)	8.07%	9.25

Non-interest income (loss) as a percentage of average assets (annualized) (GAAP)	(2.86)%	(0.89)
Core non-interest income as a percentage of average assets (annualized) (Non-GAAP)(6)	0.05%	0.09

Efficiency ratio (GAAP)	(158.4)%	101.6
Core efficiency ratio (Non-GAAP)(7)	62.4%	58.1

	For the Three Months Ended
	September 30, 2024	June 30, 2024	March 31, 2024
Pre-tax, pre-provision earnings (Non-GAAP)
Income before income taxes	$5,342	$5,019	$5,414
Adjustment: Provision for (recovery of) credit losses	400	(292)	(776)
Pre-tax, pre-provision earnings (Non-GAAP)(8)	$5,742	$4,727	$4,638

(1)	Includes tax benefit (expense) calculated using the federal statutory tax rate of 21%.
(2)	Core net income reflects net income adjusted for the non-recurring tax effected loss recognized on the sale of available-for-sale securities in and non-recurring tax expense associated with the surrender of the Company’s BOLI policies in July 2023. It is calculated by subtracting core income tax expense from core income before taxes for each period presented.
(3)	Core earnings per share – basic and core earnings per share – diluted is calculated by dividing core net income by basic weighted average shares outstanding and diluted weighted average shares outstanding, respectively, for each period presented.
(4)	Core return on average assets (annualized) is calculated by dividing annualizing core net income by average assets for each period presented.
(5)	Core return on average equity (annualized) is calculated by dividing annualizing core net income by average equity for each period presented.
(6)	Core non-interest income as a percentage of average assets (annualized) is calculated by dividing annualized core non-interest income by average assets for each period presented.
(7)	Core efficiency ratio is calculated by dividing non-interest expense by the sum of core non-interest income and net interest income for each period presented.
(8)	Pre-tax, pre-provision earnings is calculated by adjusting income before taxes for provision for (recovery of) credit losses.